                                                                    EXHIBIT 10.9

                                           ****CONFIDENTIAL TREATMENT REQUESTED:
                                               OMITTED PORTIONS HAVE BEEN FILED
                                               SEPARATELY WITH THE COMMISSION

                           ASSET PURCHASE AGREEMENT

                         dated as of February 26, 1999

                                 by and among

                        INTERSHOP COMMUNICATIONS, INC.,
                            A Delaware corporation


                        FOUNTAINHEAD MANAGEMENT, INC.,
                            A New York corporation


                                      and


                                AARON KAUFMAN,
                                 an individual

                               TABLE OF CONTENTS

                                                                           Page
SECTION 1.  Purchase And Sale Of Assets...................................    1

     1.1    Sale of Assets................................................    1
     1.2    Excluded Assets; No Assumption of Liabilities.................    1
     1.3    Initial Purchase Price and Payment............................    1
     1.4    Earn-Out Payment..............................................    2
     1.5    Time and Place of Closing.....................................    3
     1.6    Transfer of the Assets........................................    3
     1.7    Assignment of the Leases......................................    3
     1.8    Possession; Delivery of Records...............................    3
     1.9    Further Assurances............................................    3

SECTION 2.  Representations And Warranties Of Fountainhead And The
            Selling Stockholder                                               3

      2.1   Organization and Qualification...............................     4
      2.2   Authority....................................................     4
      2.3   Subsidiaries.................................................     4
      2.4   Financial Statements.........................................     4
      2.5   Title to Properties; Liens; Condition of Properties..........     5
      2.6   Taxes........................................................     5
      2.7   Absence of Undisclosed Liabilities...........................     5
      2.8   Absence of Certain Changes...................................     5
      2.9   Patents, Trade Names and Trademarks..........................     6
     2.10   Contracts....................................................     6
     2.11   Litigation...................................................     7
     2.12   Compliance with Laws.........................................     7
     2.13   Warranty or Other Claims.....................................     7
     2.14   Disclosure of Material Information...........................     7
     2.15   Labor Relations; Employees...................................     7
     2.16   Creditors....................................................     8

SECTION 3.  Representations And Warranties Of Intershop..................     8

     3.1    Organization and Qualification...............................     8
     3.2    Authority....................................................     8

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
SECTION 4.  Covenants....................................................     9

     4.1    Covenants of Fountainhead and the Selling Stockholder........     9
     4.2    Selling Stockholder's Covenant Not to Compete................     9
     4.3    Affirmative Covenants of INTERSHOP...........................     9
     4.4    Mutual Covenant..............................................    10

SECTION 5.  Conditions...................................................    10

     5.1    Conditions to the Obligations of INTERSHOP...................    10
     5.2    Conditions to Obligations of Fountainhead....................    11

SECTION 6.  Rights And Obligations Subsequent To Closing.................    11

     6.1    Survival of Warranties.......................................    11
     6.2    Sales Taxes..................................................    11

SECTION 7.  Indemnification..............................................    11

     7.1    Indemnification by Fountainhead and the Selling Stockholder..    11
     7.2    Indemnification by INTERSHOP.................................    12
     7.3    Notice; Defense of Claims....................................    13

SECTION 8.  Confidentiality..............................................    13

SECTION 9.  Miscellaneous................................................    13

     9.1    Fees and Expenses............................................    13
     9.2    Notices......................................................    13
     9.3    Entire Agreement.............................................    14
     9.4    Governing Law; Venue.........................................    14
     9.5    Broker's Fees................................................    15
     9.6    Assignability................................................    15
     9.7    Publicity and Disclosures....................................    15
     9.8    Waivers; Severability........................................    15
     9.9    Headings.....................................................    15
    9.10    Counterparts.................................................    15

                            SCHEDULES AND EXHIBITS

Schedule I:   Acquired Assets
Schedule II:  Excluded Assets
Exhibit A:    Leases
Exhibit B:    Disclosure Schedule
Exhibit C:    Landlord's Estoppel Certificate
Exhibit D:    Assignment of Leases
Exhibit E:    Employment Offer Letter: Aaron Kaufman

                                           ****CONFIDENTIAL TREATMENT REQUESTED:
                                               OMITTED PORTIONS HAVE BEEN FILED
                                               SEPARATELY WITH THE COMMISSION

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is made effective as of February 26, 1999, by and among INTERSHOP Communications, Inc., a Delaware corporation ("INTERSHOP"), Fountainhead Management, Inc., a New York corporation ("Fountainhead"), and Aaron Kaufman, the sole stockholder of Fountainhead (the "Selling Stockholder").

     Whereas, INTERSHOP desires to purchase and Fountainhead desires to sell to INTERSHOP certain properties and assets of Fountainhead for the consideration specified herein without the assumption by INTERSHOP of any liabilities or obligations of Fountainhead other than as specifically set forth below, all on the terms and subject to the conditions hereof.

     Now, Therefore, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. Purchase and Sale of Assets.

     1.1 Sale of Assets. Subject to the provisions of this Agreement, Fountainhead hereby agrees to sell and INTERSHOP hereby agrees to purchase all of the properties, assets, rights and business of Fountainhead (other than cash) including, without limitation, Fountainhead's accounts receivable, notes receivable, inventories, real estate, properties, plants, equipment, leases, proprietary rights on intellectual property rights, patents, trademarks, trade names, trade secrets, service marks, routes, customer lists, covenants not to compete with Fountainhead and all computer hardware and software associated with Fountainhead (the "Assets"). Certain of the Assets are listed on Schedule I attached hereto. INTERSHOP also agrees to assume the lease of real property between Fountainhead and BDG 115 Broadhollow, L.P. for the offices located at 115 Broadhollow Road, Melville, New York (the "Office"), a copy of which is attached hereto as Exhibit A, and two equipment leases between Fountainhead and Norwest Financial Leasing, Inc. and Eastern Funding LLC (the "Leases"). Fountainhead and the Selling Stockholder hereby covenant and agree to use their best reasonable efforts obtain the consent of the landlord and/or any other required party to enable Fountainhead to assign or transfer the Leases to INTERSHOP.

     1.2 Excluded Assets; No Assumption of Liabilities. INTERSHOP shall not purchase the excluded asset set forth on Schedule II attached hereto. INTERSHOP shall not assume any liabilities of Fountainhead, including without limitation the principal and interest owed by Fountainhead to the Werner and Linda Schmitt Trust Account, Werner Schmitt and Dru Doshi under three (3) separately executed promissory notes (the "Notes"), whether accrued or contingent, except for (i) obligations arising under the Leases, and (ii) any amounts remaining unpaid on general business accounts payable and obligations included in deferred revenue. Fountainhead acknowledges that it and Robert Kaufman remain solely liable for the principal and interest owed under the Notes.

     1.3 Initial Purchase Price and Payment. In consideration of the sale by Fountainhead to INTERSHOP of the Assets, at the Closing, INTERSHOP shall pay to Fountainhead the aggregate amount of **** to be paid in ****

                                      1.

                                           ****CONFIDENTIAL TREATMENT REQUESTED:
                                               OMITTED PORTIONS HAVE BEEN FILED
                                               SEPARATELY WITH THE COMMISSION

installments as follows (the payments after April 1, 1999 to be reflected in the promissory note attached hereto as Exhibit F):

               (i)    ****,

               (ii)   ****,

               (iii)  ****,

               (iv)   ****.

     1.4  Earn-Out Payment.

          (a) During ****, up to an additional **** will be payable by INTERSHOP to the Selling Stockholder (the "Earn-Out Payment"), contingent upon the Gross Revenues and Net Income/Loss of the Intershop Professional Services U.S. (East) (that professional services entity located in Melville, New York) recognized in fiscal year 1999 and calculated in accordance with the following procedures:

               (i) The Earn-Out Payment will be calculated by multiplying ****% by the 1999 Gross Revenues of the Intershop Professional Services U.S.
(East), provided however, that (a) such Earn-Out Payment be no more than **** and (ii) the Earn-Out Payment will be Zero Dollars ($0) if the Intershop Professional Services U.S. (East) runs a Net Loss for fiscal year 1999;

               (ii) Not later than March 1, 2000, INTERSHOP shall prepare and deliver to the Selling Stockholder a statement certified by the Chief Financial Officer of INTERSHOP, setting forth the amount of Gross Revenues and the Net Income/Loss of the Intershop Professional Services U.S. (East) for the fiscal year ending December 31, 1999, the Earn-Out Payment amount, if any, and a reasonably detailed description of the relevant calculations (the "Earn-Out Statement). "Gross Revenue" and "Net Income/Loss" calculations will be for recognized revenue for services (excluding software license, maintenance, and technical support fees) and performed in accordance with generally accepted accounting principles; and

               (iii) If the Selling Stockholder has any objections to the Earn-Out Statement, he shall deliver a reasonably detailed statement describing his objections to INTERSHOP within thirty (30) days after receiving the Earn-Out Statement. The Selling Stockholder and INTERSHOP shall use reasonable efforts to resolve any objections to the calculations of Gross Revenues and Net Income/Loss. If the parties do not obtain a final resolution within thirty (30) days after INTERSHOP's receipt of a statement of objections, the Selling Stockholder and INTERSHOP shall, within five (5) business days, select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Selling Stockholder and INTERSHOP are unable to agree on a choice of an accounting firm, such accounting firm will be selected by lot from a list of the New York offices of the nationally recognized

                                      2.

accounting firms (at the time) after excluding the regular outside accounting firm of INTERSHOP. Such accounting firm shall render its determination within thirty (30) days of being engaged. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. If such accounting firm determines that the Selling Stockholder is entitled to an additional portion of the Earn-Out Payment from INTERSHOP, INTERSHOP shall, within ten (10) days, pay such amount with interest from March 31, 2000 to the date such amount is actually paid at the simple rate of ten percent (10%) per annum. If such accounting firm determines that INTERSHOP overpaid the Selling Stockholder, the Selling Stockholder shall, within ten (10) days, remit such overpayment to INTERSHOP, with interest thereon at the simple rate of ten percent (10%) per annum, from the date previously paid by INTERSHOP, to the date the overpayment is actually repaid. The fees and expenses of the accounting firm shall be borne by the Selling Stockholder if there is no change in the calculation or the Selling Stockholder has been overpaid and by INTERSHOP if the Selling Stockholder has been underpaid.

          (b) For purposes of Section 1.4(a), the Intershop Professional Services U.S. (East) is defined as the existing market and industry segments to which Fountainhead provides professional services, as of the Closing Date.

     1.5 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (the "Closing") shall be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on February 26, 1999 immediately following the execution of this Agreement (the "Closing Date").

     1.6 Transfer of the Assets. At the Closing, Fountainhead shall deliver to INTERSHOP good and sufficient instruments of transfer transferring to INTERSHOP all right, title and interest in and to all of the Assets. Such instruments of transfer (i) shall be in the form and shall contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) that are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (ii) shall be in form and substance satisfactory to counsel for INTERSHOP, and (iii) shall effectively vest in INTERSHOP, good title to the Assets free and clear of all liens, restrictions and encumbrances.

     1.7 Assignment of the Leases. At the Closing, Fountainhead shall use its best efforts to deliver or cause to be delivered to INTERSHOP an effective assignment of the Leases, with such assignment thereof and consents to assignments as are necessary to assure INTERSHOP of the full benefit of the same. To the extent that the assignment of the Leases shall require the consent of any other parties thereto, this Agreement shall not constitute an assignment thereof; provided however, that before the Closing, Fountainhead shall have obtained any necessary consents or waivers to assure INTERSHOP of the benefits of the Leases.

     1.8 Possession; Delivery of Records. At the Closing, Fountainhead shall take all reasonable steps to put INTERSHOP in actual possession and operating control of the Assets and the Office, and Fountainhead shall have vacated the Office. After the Closing, Fountainhead shall afford to INTERSHOP and its accountants and attorneys reasonable access to the books and records of Fountainhead and shall permit INTERSHOP to make extracts and copies therefrom

                                      3.

for the purpose of preparing such tax returns of INTERSHOP as may be required after the Closing and for other proper purposes reasonably requested by INTERSHOP.

     1.9 Further Assurances. After the Closing, Fountainhead shall from time to time upon the request of INTERSHOP, execute and deliver further instruments of transfer and assignment (in addition to those delivered under this Section 1) and take such other actions as INTERSHOP may reasonably require to transfer, assign to and/or vest in INTERSHOP any of the Assets and the Leases. Nothing herein shall be deemed a waiver by INTERSHOP of its right to receive at the Closing an effective transfer of the Assets and assignment of the Leases.

SECTION 2. Representations and Warranties of Fountainhead and the Selling Stockholder

     Except as set forth on the Disclosure Schedule attached hereto as Exhibit B, Fountainhead and the Selling Stockholder jointly and severally represent and warrant to INTERSHOP as follows:

     2.1 Organization and Qualification. Fountainhead is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to own or lease its properties as such properties are owned or leased and to conduct its business as such business is currently being conducted. Fountainhead is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business or the financial condition of Fountainhead.

     2.2 Authority. Each of Fountainhead and the Selling Stockholder has the full power and authority to enter into this Agreement and the other documents and agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Fountainhead and the Selling Stockholder of this Agreement and the other documents and agreements contemplated hereby have been duly and validly authorized and approved by all necessary action on the part of Fountainhead, and each of this Agreement and the other documents and agreements contemplated hereby is a legal, valid and binding obligation of Fountainhead and the Selling Stockholder, enforceable against Fountainhead and the Selling Stockholder in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and to the exercise of judicial discretion in accordance with general equitable principles. There are no requirements applicable to Fountainhead to make any filing with, or give any notice to, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or any other person as a material condition to the lawful consummation by Fountainhead of the transactions contemplated by this Agreement, except as set forth on the Disclosure Schedule. Neither the execution and delivery of this Agreement by Fountainhead nor the consummation by Fountainhead of the transactions contemplated by this Agreement shall (a) conflict with or result in any material breach of any provision of the Certificate of Incorporation or Bylaws of Fountainhead, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license agreement, lease or any contract, instrument or obligation to which

                                      4.

Fountainhead is a party or by which Fountainhead, or any of the Assets or the Leases may be bound, (c) violate in any material respects any statute, rule, regulation, order, writ, injunction or decree applicable to Fountainhead, any of the Assets or the Leases, or (d) result in the creation of any (individually or in the aggregate) liens, charges or encumbrances on any of the Assets or the Leases.

     2.3 Subsidiaries. Fountainhead does not own, directly or indirectly, any securities issued by any business organization or governmental authority.

     2.4 Financial Statements. Fountainhead has delivered to INTERSHOP unaudited balance sheets and statements of operations of Fountainhead as of and for the year ended December 31, 1998 and for the two months ended February 28, 1999. Fountainhead's balance sheet as of February 28, 1999 is hereinafter referred to as the "Base Balance Sheet." All of the aforementioned financial statements have been prepared in accordance with generally accepted accounting principles established by the American Institute of Certified Public Accountants applied consistently during the periods covered thereby and to the best of Fountainhead's and the Selling Stockholder's knowledge, present fairly the financial condition of Fountainhead at the dates of such statements and the results of its operations for the periods covered thereby.

     2.5  Title to Properties; Liens; Condition of Properties.

          (a) Fountainhead owns no real property and leases no real property other than the Office as of the date hereof, and Fountainhead is not a party to any leases for personal property [other than the Leases]. Fountainhead has good and marketable title to the Assets, and the Leases are valid and subsisting. No default by Fountainhead exists under the Leases, and none of the Assets or the Leases are subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge, or license, except as reflected in the Base Balance Sheet, and except for statutory liens for real property taxes not yet delinquent or payable.

          (b) All of the Assets are in good working order and all the Assets that are machinery or equipment have been properly maintained and conform with all applicable ordinances, regulations and zoning or other laws.

     2.6 Taxes. Fountainhead has filed all federal, state and local income, excise, franchise, real estate and sales and use tax returns required to be filed by it and has paid all taxes owing by it except taxes, which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.4 above. The provisions for taxes reflected in the Base Balance Sheet are adequate to cover any and all tax liabilities of Fountainhead in respect of its business, properties and operations during the periods covered by such financial statements. No extensions of time for the assessment of deficiencies for any year are in effect. Neither the Internal Revenue Service nor any other taxing authority is now asserting or threatening to assert against Fountainhead any deficiency or claim for additional taxes, interest thereon or penalties in connection therewith.

     2.7 Absence of Undisclosed Liabilities. As of the date of the Base Balance Sheet, Fountainhead had no liabilities of any nature, whether accrued, absolute, contingent or otherwise

                                      5.

(including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except for the Leases and those certain liabilities reflected in the Base Balance Sheet. As of the date hereof, Fountainhead has no liabilities of any nature, whether accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), except for the Leases and those certain liabilities reflected on the Base Balance Sheet.

     2.8 Absence of Certain Changes. Except as disclosed on the Disclosure Schedule and as otherwise provided in this Agreement, from the date of the Base Balance Sheet to the date hereof, there has not been:

          (a) any change in the financial condition, properties, Assets, Leases, liabilities, or business operations of Fountainhead, which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or is likely to be materially adverse with respect to the Assets, the Office or the Leases;

          (b) any contingent liabilities incurred by Fountainhead (as guarantor or otherwise) with respect to the obligations of others that could have a material adverse effect on the Assets, the Office or the Leases;

          (c) any mortgage, encumbrance or lien placed on any of the Assets or the Leases which remains in existence on the date hereof;

          (d) any obligation or liability incurred by Fountainhead (not included in the Base Balance Sheet) in excess of $1,000 individually provided that the aggregate of such undisclosed individual items does not exceed $15,000;

          (e) any purchase, sale or other disposition, or any agreement (other than this Agreement) or other arrangement for the purchase, sale or other disposition, of any part of the Assets, the Office or the Leases in excess of $1,000 individually provided that the aggregate of such undisclosed individual items does not exceed $15,000;

          (f) any other transaction entered into by Fountainhead that could have a material adverse effect on the Assets, the Office or the Leases;

          (g) any contracts entered into by Fountainhead;

          (h) any payments to, or contracts entered into with, any director, officer, member or affiliate of Fountainhead or any loans or advances;

          (i) any write-down or write-up of the value of any of the Assets;
and/or

          (j) any agreement or understanding, whether in writing or otherwise, for Fountainhead or the Selling Stockholder to take any of the actions specified in paragraphs (a) through (i) above.

     2.9 Patents, Trade Names and Trademarks. All patents, patent applications, registered copyrights, trade names, registered trademarks and trademark applications that are

                                      6.

owned by or licensed to Fountainhead are listed on the Disclosure Schedule hereto, which Schedule indicates with respect to each, the nature of Fountainhead's interest therein and the expiration date thereof or the date on which Fountainhead's interest therein terminates. To the best of its knowledge, Fountainhead is not in any way making an unlawful or wrongful use of any confidential information, know-how or trade secrets of any third party, including, without limitation, any former employer of any present or past employee of Fountainhead.

     2.10 Contracts. Except as set forth on the Disclosure Schedule, Fountainhead is not a party to or subject to:

          (a) any employment contract or contract for services not terminable within 30 days by and without penalty or further liability to Fountainhead;

          (b) any contract or agreement for the sale of any commodity, material, equipment or service material to the Assets, the Office or the Leases;

          (c) any contract or agreement material to the Assets, the Office or the Leases; other than contracts for the purchase or sale of commodities, material, equipment or services utilized in the ordinary course of business, entered into after the date of the Base Balance Sheet;

          (d) any contract or agreement with any present or former officer, director or member of Fountainhead or with any persons or organizations controlled by or affiliated with any of them; or

          (e) other than the Leases, any lease or other agreement under which Fountainhead is lessee of or holds or operates any items of tangible personal property owned by any third party.

     Any copy of such contract, commitment, plan, agreement or license that has been provided by Fountainhead to INTERSHOP or its counsel prior to the execution of this Agreement is tree, correct and complete, has been subject to no amendment, extension or other modification as of the date hereof and is described on the Disclosure Schedule. Fountainhead is not in default under any such contract, commitment, plan, agreement or license described on the Disclosure Schedule (a "default" being defined for purposes hereof as an actual default or any set of facts which would, upon receipt of notice or passage of time, or both, constitute a default under any such instrument).

     2.11 Litigation. There is no litigation pending or threatened against Fountainhead or the Selling Stockholder. Fountainhead is not engaged as a plaintiff to any litigation.

     2.12 Compliance with Laws. To the best of Fountainhead's knowledge, Fountainhead is not in violation of any laws or regulations, the violation of which would have a material adverse effect upon the Assets, the Office or the Leases, including, without limitation, laws and regulations relating to employment, occupational safety and environmental matters. Fountainhead has not received notice of, and, to the best of Fountainhead's knowledge, there has never been any citation, fine or penalty imposed upon or asserted against Fountainhead under any federal, state or local law or regulation relating to employment, occupational safety, zoning or environmental matters.

                                      7.

     2.13 Warranty or Other Claims. There are no material existing or threatened claims against Fountainhead and no claims asserted against Fountainhead for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

     2.14 Disclosure of Material Information. Neither this Agreement nor the Disclosure Schedule set forth any untrue statement of a material fact relating to Fountainhead or the Selling Stockholder, or omit to state a material fact necessary to make the statements herein or therein relating to Fountainhead not misleading.

     2.15 Labor Relations; Employees. Upon consummation of the transactions contemplated by this Agreement, INTERSHOP shall not by reason of anything done prior to the Closing be liable to any Fountainhead employee for so-called "severance pay" or any other payments arising from or in connection with the employment of such employees by Fountainhead or the termination thereof. Fountainhead is in compliance with all applicable laws arid regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours. None of Fountainhead's employees belongs to any labor union.

     2.16 Creditors. Each of Fountainhead's creditors (collectively, the "Creditors") are listed in the Disclosure Schedule, and the amount owed each such Creditor by Fountainhead as of the date hereof is set forth opposite such Creditor's name.

SECTION 3. Representations and Warranties of Intershop.

     INTERSHOP represents and warrants as follows:

     3.1 Organization and Qualification. INTERSHOP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease its properties as such properties are owned or leased and to conduct its business as such business is conducted. INTERSHOP is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business or the financial condition of INTERSHOP.

     3.2 Authority. INTERSHOP has full power and authority to enter into this Agreement and the other documents and agreements contemplated hereby and to carry out the transactions contemplated hereby and thereby. Subject to approval by the Intershop Communications AG Vorstand of the 1998 Intershop Communications AG Stock Option Plan, the execution, delivery and performance by INTERSHOP of this Agreement and the other documents and agreements contemplated hereby have been duly and validly authorized and approved by all necessary action on the part of INTERSHOP, and each of this Agreement and the other documents and agreements contemplated hereby executed by INTERSHOP is a legal, valid and binding obligation of INTERSHOP enforceable against INTERSHOP in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and to the exercise of judicial discretion in accordance with general equitable

                                      8.

principles. Neither the execution and delivery of this Agreement by INTERSHOP nor the consummation by INTERSHOP of the transactions contemplated by this Agreement shall (a) conflict with or result in any breach of any material provisions of the Certificate of Incorporation or Bylaws of INTERSHOP, (b)result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license agreement, lease or other material contract, instrument or obligation to which INTERSHOP is a party or by which INTERSHOP or any of its assets may be bound, (c) violate in any material respects any statute, role, regulation, order, writ, injunction or decree applicable to INTERSHOP or any of its assets where the consequences of any such violations would, in the aggregate, have a material and adverse effect on INTERSHOP, or (d)result in the creation of any material (individually or in the aggregate) liens, charges or encumbrances on any of the assets of INTERSHOP.

SECTION 4. Covenants.

     4.1 Covenants of Fountainhead and the Selling Stockholder. Each of Fountainhead and the Selling Stockholder hereby covenants and agrees to do each of the following:

          (a) Perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out;

          (b) Use its best reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement;

          (c) File with any governmental agencies or departments or give persons all notices, reports and other documents required by law with respect to this Agreement and promptly submit any additional information or documentary material properly requested by any such governmental agency or department; and

          (d) Deliver to INTERSHOP and cause their counsel to deliver to INTERSHOP, the closing documents referenced in this Agreement.

     4.2 Selling Stockholder's Covenant Not to Compete. The Selling Stockholder hereby covenants and agrees that he will not, without INTERSHOP's express written consent:

          (a) For three (3) years following the Closing Date, engage in any employment or business activity which is competitive with INTERSHOP in the United States in electronic commerce consulting or management; and

          (b) For two (2) years after the date of termination of his employment with INTERSHOP, directly or through others, either for himself or any other person: (i) induce or attempt to induce any employee, independent contractor or consultant of INTERSHOP to leave the employ of INTERSHOP; or (ii) induce or attempt to induce any customer, supplier, licensee, or business relation of INTERSHOP to cease doing business with INTERSHOP.

                                      9.

     If any provision of Section 4.2 shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity or subject as to which such provision shall be valid and enforceable under applicable law.

     4.3 Affirmative Covenants of INTERSHOP. INTERSHOP hereby covenants and agrees that it shall do each of the following:

          (a) Assist Fountainhead in its efforts to obtain all authorizations, consents and permits required to permit the consummation of the transactions contemplated by this Agreement and the continuation of Fountainhead's business after consummation of this transaction, including the moving of Fountainhead's assets that are not being acquired by INTERSHOP; and

          (b) Deliver to Fountainhead and cause its counsel to deliver to Fountainhead, the closing documents referred to in this Agreement.

     4.4 Mutual Covenant. Fountainhead, the Selling Stockholder and INTERSHOP each agree that, for tax and other purposes, the fair market value of the Assets and the Leases shall be as set forth in the Disclosure Schedule.

SECTION 5. Conditions.

     5.1 Conditions to the Obligations of INTERSHOP. The obligations of INTERSHOP to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment by Fountainhead and the Selling Stockholder, prior to or at the Closing, of the following conditions precedent:

          (a)  Representations; Warranties; Covenants.

               (i) Each of the representations and warranties of Fountainhead and the Selling Stockholder set forth in Section 2 shall be true and correct in all material respects on and as of the Closing Date.

               (ii) Fountainhead and the Selling Stockholder shall have performed, on or before the Closing Date, all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

               (iii) All action necessary to authorize the execution, delivery and performance of this Agreement by Fountainhead and the Selling Stockholder and the consummation of the transactions contemplated herein shall have been duly and validly taken by Fountainhead and the Selling Stockholder.

               (iv) Fountainhead and the Selling Stockholder shall have obtained all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated herein.

                                      10.

               (v) Fountainhead shall have delivered to INTERSHOP a certificate of Fountainhead's President, dated as of the Closing Date, attesting to the effectiveness and validity of Section 5.1(a)(i) through (iv) hereof.

          (b) Delivery of Certain Documents. Fountainhead and the Selling Stockholder shall have delivered to INTERSHOP copies of all contracts, commitments, leases and other documents required to be delivered as set forth herein.

          (c) Landlord's Estoppel Certificate. Fountainhead shall have delivered to INTERSHOP an executed Landlord's Estoppel Certificate in the form attached hereto as Exhibit C.

          (d) Assignment of Leases. Fountainhead shall have delivered to INTERSHOP an executed Assignment of Lease and Assumption of Lease Obligations in the form attached hereto as Exhibit D for each of the Leases.

          (e) Employment Offer Letter. The Selling Stockholder shall have executed the Employment Offer Letter in the form attached hereto as Exhibit E.

     5.2 Conditions to Obligations of Fountainhead. Fountainhead's obligations to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment by INTERSHOP, or the written waiver by Fountainhead, prior to or at the Closing Date of the following conditions precedent:

          (a)  Representations; Warranties; Covenants.

               (i) Each of the representations and warranties of INTERSHOP contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date.

               (ii) INTERSHOP shall, on or before the Closing Date, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

               (iii) All action necessary to authorize the execution, delivery and performance of this Agreement and the Employment Letter by INTERSHOP and the consummation of the transactions contemplated herein shall have been duly and validly taken.

               (iv) INTERSHOP shall have delivered to Fountainhead a certificate of INTERSHOP's President, dated as of the Closing Date, attesting to the effectiveness and validity of this Section 5.2(a)(i) through (iii) hereof.

          (b) Employment Offer Letter. INTERSHOP shall have executed the Employment Offer Letter in the form attached hereto as Exhibit E. Pursuant to such Employment Offer Letter, INTERSHOP has agreed to issue to the Selling Stockholder two Incentive Stock Options to purchase up to an aggregate 16,500 shares of INTERSHOP Communications AG common stock, subject to the vesting terms as stated therein.

                                      11.

SECTION 6. Rights and Obligations Subsequent to Closing.

     6.1 Survival of Warranties. All representations, warranties, agreements, covenants and obligations herein or in any scheduled certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive until the second anniversary of the Closing regardless of any investigation and shall not merge into the performance of any obligation by any party hereto.

     6.2 Sales Taxes. Fountainhead shall pay all taxes due with respect to the sale of the Assets and the assignment to INTERSHOP of the Leases.

SECTION 7. Indemnification.

     7.1 Indemnification by Fountainhead and the Selling Stockholder. Each of Fountainhead and the Selling Stockholder agrees to defend, indemnify and hold INTERSHOP and its officers, directors, employees and agents harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable counsel fees and disbursements and expenses) of any kind or nature whatsoever which may be sustained or suffered by INTERSHOP based upon
(a) a breach of any representation, warranty or covenant made by Fountainhead in this Agreement, or in any Schedule or Exhibit hereto or any certificate or financial statement delivered hereunder; (b) by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by such representations, warranties or covenants, including, without limitation, any tax liabilities of Fountainhead for periods prior to or ending on the Closing Date, any liabilities of Fountainhead not disclosed to INTERSHOP in the Disclosure Schedule or any liabilities arising from any breach of such representations, warranties or covenants; (c) any claims, action or proceeding arising or asserted on or before the Closing Date; (d) any claim, action or proceeding (for severance pay or otherwise) arising in connection with the termination of any employee of Fountainhead, whether or not such termination occurs in connection with the transactions contemplated hereby; or (e) any claims of creditors with respect to the Assets or the Leases ("INTERSHOP Indemnifiable Claims"). INTERSHOP may proceed against Fountainhead or the Selling Stockholder at any time or times for recovery of INTERSHOP Indemnifiable Claims. Notwithstanding any contrary provision of this Section 7.1, Fountainhead and the Selling Stockholder shall have no liability pursuant to this Section 7.1 for INTERSHOP Indemnifiable Claims arising after the date two (2) years from the date of the Closing, other than those arising from or in connection with (i) state, local and federal income and other taxes and penalties and interest thereon or (ii) claims, actions or proceedings (whether arising or asserted before or after the date hereof) asserted or instituted by persons or entities not parties to this Agreement. Neither Fountainhead nor the Selling Stockholder shall be required to make any indemnification payment pursuant to this Section
7.1 until such time as the total amount of all damages that have been directly or indirectly suffered or incurred by INTERSHOP exceeds $10,000 in the aggregate. At such times as the total amount of such damages exceeds $10,000 in the aggregate, INTERSHOP shall be entitled to be indemnified only against the portion of such damages exceeding $10,000.

     7.2 Indemnification by INTERSHOP. INTERSHOP agrees to defend, indemnify and hold Fountainhead and the Selling Stockholder harmless from and against any damages,

                                      12.

liabilities, losses and expenses (including, without limitation, reasonable counsel fees and disbursements and expenses) of any kind or nature whatsoever that may be sustained or suffered by Fountainhead or the Selling Stockholder based upon (a) a breach of any representation, warranty or covenant made by INTERSHOP in this Agreement or in any Schedule or Exhibit hereto or any certificate or financial statement delivered hereunder or (b) by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by such representations, warranties or covenants ("Fountainhead Indemnifiable Claims"). Notwithstanding any contrary provision of this Section 7.2, INTERSHOP shall have no liability pursuant to this Section 7.2 for Fountainhead Indemnifiable Claims arising after the date two (2) years from the date of the Closing. INTERSHOP shall not be required to make any indemnification payment pursuant to this Section 7.2 until such time as the total amount of all damages that have been directly or indirectly suffered or incurred by Fountainhead and the Selling Stockholder exceeds $10,000 in the aggregate. At such times as the total amount of such damages exceeds $10,000 in the aggregate, Fountainhead and the Selling Stockholder shall be entitled to be indemnified only against the portion of such damages exceeding $10,000.

     7.3  Notice; Defense of Claims.

          (a) A party claiming indemnification under Section 7 or Section 8 hereunder (the "Indemnified Party") shall give prompt written notice to the party obligated to indemnify of each claim for indemnification hereunder (the "Indemnifying Party"), specifying the amount and nature of the claims and of any matter which in the opinion of the Indemnified Party is likely to give rise to an indemnification claim. Failure to give notice of a matter which may give rise to an indemnified claim shall not affect the rights of the Indemnified Party to collect such claim from the Indemnifying Party or any transferee in liquidation, except to the extent the Indemnifying Party is prejudiced thereby.

          (b) The Indemnifying Party shall have the right to control the defense of any third-party claim, action or proceeding giving rise to a claim for indemnification at its own expense in the defense of any such matter or its settlement. The Indemnified Party and the Indemnifying Party agree to render to each other assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such claims, action or proceeding. In connection with any such claims, action or proceeding, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnified Party.

SECTION 8. Confidentiality.

     Except for the use of such information and documents in connection with the transactions contemplated by this Agreement or as otherwise required by and law or regulation (including the rules of the United States Securities and Exchange Commission, Deutsche Borse and Germany), each of Fountainhead and the Selling Stockholder agree to keep in strict confidence any non-public information obtained by them from INTERSHOP in connection with their investigations or otherwise in connection with the transactions.

                                      13.

SECTION 9. Miscellaneous.

     9.1 Fees and Expenses. Each of the parties shall bear such party's own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Fountainhead or the Selling Stockholder relating in any way to the purchase and sale of the Assets and assumption of the Leases hereunder shall be charged to or paid by INTERSHOP.

     9.2 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered or mailed by registered mail:

          To:                 INTERSHOP Communications, Inc.
                              600 Townsend St., Top Floor West
                              San Francisco, CA 94103
                              Attention: Craig W. Harding, Esq.

          With a copy to:     Thomas Grohnert
                              INTERSHOP Communications AG
                              Amsinckstr. 57
                              D-20097 Hamburg Germany

          To:                 Fountainhead Management, Inc.
                              115 Broadhollow Road, Suite 275
                              Melville, NY 11747
                              Attention: President

          To:                 Aaron Kaufman
                              21 Branwood Road
                              Dix Hills, NY 11747
                              With a copy to: Mathew O'Connell, Esq.
                              Crest Media Com Capital
                              320 Park Ave., /17th/ Floor
                              New York, NY 10022

or to such other address of which either party may by registered mail notify the other party.

     9.3 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein, is complete; and all communications, promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making to this Agreement relied upon by any party hereto, have been expressed herein or in such Schedules or Exhibits.

     9.4 Governing Law. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the laws of the State of California.

                                      14.

     9.5 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

     9.6 Assignability. This Agreement shall be assignable by INTERSHOP to an affiliate of INTERSHOP or otherwise upon written notice to Fountainhead and the Selling Stockholder, although no such assignment shall relieve INTERSHOP of any liabilities or obligations under this Agreement. This Agreement may not be assigned by Fountainhead or the Selling Stockholder without the prior written consent of INTERSHOP. This Agreement shall be enforceable by, and shall inure to the benefit of, the parties hereto and their permitted successors and assigns, and no others.

     9.7 Publicity and Disclosures. No press releases or general public announcements, either written or oral, of the transactions contemplated by this Agreement, shall be made without the prior knowledge and written consent of the parties.

     9.8 Waivers; Severability. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

     9.9 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

                                      15.

     IN WITNESS WHEREOF, the parties hereto have caused this ASSET PURCHASE AGREEMENT to be executed as of the date set forth above by their duly authorized representatives.

                                 INTERSHOP Communications, Inc.


                                 By:  /s/ Stephan Schambach
                                    -------------------------------------
                                      Stephan Schambach
                                      President and CEO


                                 Fountainhead Management, Inc.


                                 By:  /s/ Aaron Kaufman
                                    -------------------------------------
                                      Aaron Kaufman
                                      President and CEO


                                 Selling Stockholder


                                 By:  /s/ Aaron Kaufman
                                    -------------------------------------
                                      Aaron Kaufman

                                      16.

                                  SCHEDULE I

                                Acquired Assets

1) RECEIVABLES, NET     $558,986

2) SECURITY DEPOSITS      71,772

3) FIXED ASSETS, NET     119,727


                                      17.

                                  SCHEDULE II

                                Excluded Assets

1. Cash in Fountainhead's bank account at Citibank as of the effective date of the Agreement.

                                   EXHIBIT A

                                    Leases

                                   EXHIBIT B

                              DISCLOSURE SCHEDULE

This Disclosure Schedule sets forth all the disclosures comprising exceptions to the representations and warranties of Fountainhead Management, Inc. in connection with that certain Asset Purchase Agreement, dated as of February 26, 1999:

Section 2.2:   None

Section 2.8a:  None

Section 2.8b:  None

Section 2.8c:  None

Section 2.8d:  None

Section 2.8e:  None

Section 2.8f:  None

Section 2.8g:  Sub Contractor Agreement with SysGen

Section 2.8h:  None, other than normal recurring payroll.

Section 2.8i:  None

Section 2.8j:  None

Section 2.9:   None

Section 2.10:  None

Section 2.14:  None

Section 2.16: None, except as for the holders of the Notes described on the attached.

                                           ****CONFIDENTIAL TREATMENT REQUESTED:
                                               OMITTED PORTIONS HAVE BEEN FILED
                                               SEPARATELY WITH THE COMMISSION

                              NON-BANK FINANCING
                              ------------------

                                                    3/4/99

1.   Promissory Note (Unsecured)
     Parties: Fountainhead Management, Inc. and Werner Schmitt
     Date: 9/28/97
     Term: 9/28/98 (no notice of default or claim by lendor)
     Amount:  $****
     Interest: 15%

2.   Promissory Note (Unsecured)
     Parties: Fountainhead Management, Inc. and Werner Schmitt
     Date: 5/6/98
     Term: 12 months (?)
     Amount:  $****
     Interest: 15%

3.   Promissory Note (Unsecured)
     Parties: Fountainhead Management, Inc. and Dru Doshi
     Date: 8/5/97
     Term: 7/15/98 (no notice of default or claim by lendor)
     Amount: $****
     Interest: 15%

                                   EXHIBIT C

                        Landlord's Estoppel Certificate

                                   EXHIBIT D

                              Assignment of Leases

                                   EXHIBIT E

                     EMPLOYMENT OFFER LETTER: AARON KAUFMAN


                               February 26, 1999

Aaron Kaufman
21 Branwood Road
Dix Hills, NY 11747

          RE: Employment Terms

     Dear Aaron:

          Intershop Communications, Inc. is pleased to offer you the position of Director of Professional Services - East Coast on the following terms:

          1. You initially will report to the Senior Vice President of Sales and Marketing. You will work out of our office in Melville, New York. Intershop may change your position, duties, and work location from time to time due to business necessity provided that any material diminution of your position or duties or a change in your work location which requires you to relocate your home will be considered a termination without cause.

          2. Commencing on March 26, 1999, your compensation will be $3,541.67 per semi-monthly pay period (annualized at $85,000), less payroll deductions and all required withholdings.

          3. You will be eligible for the standard Company benefits on the first of the month following the your first 60 days of employment at Intershop. Details about these benefits are provided in the Summary Plan Description available for your review.

          4. You will receive incentive stock options (the "Initial Options") to purchase up to 16,000 shares of the Intershop Communications AG common stock at the average closing price for Intershop Communications AG common stock for the 10 business days prior to your date of hire (132.27 euros). The Initial Options will be subject to the terms and conditions of the Intershop Communications AG 1998 Stock Option Plan, except with regard to vesting, pursuant to a stock option agreement in a form acceptable to both you and Intershop Communications AG. The vesting will commence on March 26, 1999. If your employment is terminated (a) by your death or (b) by Intershop without "cause" then 100% of the shares subject to purchase under the Initial Options will vest upon the date of termination. However, if (a) you voluntarily terminate your employment with Intershop or (b) Intershop terminates your employment with "cause" then the Initial Options shall vest pursuant to the terms and conditions of the Intershop Communications AG 1998 Stock Option Plan.

          For purposes of this Section 4, unless otherwise agreed to by the parties "cause" will be determined by an independent panel of arbitrators (one selected by each party, and a third appointed by the two selected arbitrators) in accordance with the Commercial Rules of the American Arbitration Association (the "Rules"); provided, however, that in the event of conflict between the Rules and the terms of this Agreement, the terms of this Agreement shall govern. The place of arbitration shall be San Francisco, California, and the law applicable to the arbitration procedure shall be California Labor Code, applicable California judicial decisions, and the Federal Arbitration Act (9 USC
(S) 2). To commence arbitration of any such dispute, the party desiring arbitration shall notify the other party in writing in accordance with the Rules.

          On the thirtieth business day following the appointment of the arbitrator, each party shall submit to the arbitrator a form of final decision specifying the relief to which such party in good faith believes it is entitled. Such form of final decision shall not be subject to further modification by the party making such submission after it is received by the arbitrator. Within thirty (30) days after the submission of such proposed forms of decision, or as soon thereafter as may be reasonably possible, the arbitrator shall adopt as its decision one of the two alternative submissions made by the respective parties. The alternative chosen by the arbitrator shall be chosen in its entirety and shall not be subject to modification by the arbitrator. The arbitrator shall choose the form of final decision that, in its judgment, is most consistent with the terms of this Agreement and the intent of the parties, as supported by evidence presented by the parties in the arbitration proceedings or, if the subject matter of the dispute is not clearly addressed in or determinable under this Agreement, that, in its opinion, is legally correct under the circumstances. The arbitrator shall not be required to provide the reasons for its decision. The parties agree that the award of the arbitrator shall (1) be the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrator; and (2) be final and subject to no judicial review. The parties hereto agree that judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. Each party shall, except as otherwise provided herein, be responsible for its own expenses, including legal fees, incurred in the course of any arbitration proceedings. The fees of the arbitrator shall be divided evenly between the parties.

5. You will also receive incentive stock options to purchase up to 500 shares of the Intershop Communications AG common stock on March 26, 1999 at the average closing price for the ten (10) business days prior to the date of grant. The options shall vest pursuant to and be subject to the Intershop Communications AG 1998 Stock Option Plan.

6. As an Intershop employee, you will be expected to sign and comply with a Proprietary Information and Inventions Agreement which prohibits unauthorized use or disclosure of Intershop proprietary information.

7. Your employment relationship with Intershop is at-will. You may terminate your employment with Intershop at any time and for any reason whatsoever simply by notifying Intershop. Likewise, Intershop may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in writing signed by a Company officer.

8. The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written. As required by law, this offer is subject to satisfactory proof of your right to work in the United States.

9. Your employment will start as of February 26, 1999. For the period through March 26, 1999, you will be entitled to "wind down" the Fountainhead business.

    We look forward to your favorable reply and to a productive and enjoyable work relationship.

                                    Sincerely yours,


                                    /s/ Stephan Schambach

                                    INTERSHOP COMMUNICATIONS, INC.
                                    Stephan Schambach
                                    President and CEO

   Accepted:


 /s/ Aaron Kaufman
-----------------------------------
Aaron Kaufman

    2/26/99
-----------------------------------
Date

                                           ****CONFIDENTIAL TREATMENT REQUESTED:
                                               OMITTED PORTIONS HAVE BEEN FILED
                                               SEPARATELY WITH THE COMMISSION

                                   EXHIBIT F

                                PROMISSORY NOTE

    FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of Fountainhead Management Inc., the sum of ****, together with interest thereon at the rate of 8 1/4% per annum on the unpaid balance, as follows:

               (i)   ****,

               (ii)  ****,

               (iii) ****,

               (iv)  ****.

    All payments shall be first applied to interest and the balance to principal. This Note may be prepaid, at any time, in whole or in part, without penalty.

    This Note shall at the option of the holder hereof be immediately due and payable upon failure to make any payment due hereunder or for breach of any condition of any security interest, mortgage, pledge agreement or guaranty granted as collateral security for this Note or breach of any condition of any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this Note or upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

    In the event this Note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Jurisdiction and venue for any such collection proceedings will be the State of New York. Payments not made within 10 business days of written notice by the holder (which notice can be provided at any time following due date). All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof. The undersigned and all other parties to this Note, whether as endorsers, guarantors or sureties waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note, or upon the exchange, substitution, or release of any collateral granted as security for this Note.

    Signed and sealed under pains and penalties of perjury this 26 day of
                                                                --
February, 1999.



 /s/ Philip Oreste
Philip Oreste
Vice President, Finance
INTERSHOP Communications, Inc.